Exhibit 99.1

Weighted Average Shares Outstanding Calculation

The weighted average shares outstanding were calculated by applying each stock issuance or cancellation on its effective date and weighting the resulting outstanding shares by the number of days each balance was outstanding during the year. For 2025, the calculation assumes no changes occurred after December 29, 2025, based on the transfer report.

Year Ended December 31, 2024

Beginning shares outstanding, January 1, 2024: 51,392,381

Period	Days	Shares Outstanding	Weighted Shares
January 1, 2024 to January 11, 2024	11	51,392,381	565,316,191
January 12, 2024 to February 1, 2024	21	53,197,381	1,117,145,001
February 2, 2024 to April 22, 2024	81	50,197,381	4,065,987,861
April 23, 2024 to May 5, 2024	13	50,697,381	659,065,953
May 6, 2024 to May 30, 2024	25	51,217,381	1,280,434,525
May 31, 2024 to June 6, 2024	7	52,717,381	369,021,667
June 7, 2024 to June 11, 2024	5	52,767,381	263,836,905
June 12, 2024 to July 4, 2024	23	52,604,337	1,209,899,751
July 5, 2024 to July 28, 2024	24	52,929,337	1,270,304,088
July 29, 2024 to September 5, 2024	39	52,979,337	2,066,194,143
September 6, 2024 to October 19, 2024	44	53,729,337	2,364,090,828
October 20, 2024 to December 4, 2024	46	53,879,337	2,478,449,502
December 5, 2024 to December 31, 2024	27	54,069,337	1,459,872,099

Total weighted shares: 19,169,618,514
Divide by 366 days in 2024: 19,169,618,514 ÷ 366 = 52,376,006.87

Weighted average shares outstanding, 2024: 52,376,007

Year Ended December 31, 2025

Beginning shares outstanding, January 1, 2025: 54,069,337

Period	Days	Shares Outstanding	Weighted Shares
January 1, 2025 to January 8, 2025	8	54,069,337	432,554,696
January 9, 2025 to January 12, 2025	4	54,119,337	216,477,348
January 13, 2025 to January 20, 2025	8	54,869,337	438,954,696
January 21, 2025 to January 23, 2025	3	56,369,337	169,108,011
January 24, 2025 to March 10, 2025	46	56,419,337	2,595,289,502
March 11, 2025 to March 25, 2025	15	57,077,232	856,158,480
March 26, 2025 to April 6, 2025	12	57,127,232	685,526,784
April 7, 2025 to June 22, 2025	77	57,277,232	4,410,346,864
June 23, 2025 to July 10, 2025	18	57,327,232	1,031,890,176
July 11, 2025 to July 24, 2025	14	57,387,232	803,421,248
July 25, 2025 to July 31, 2025	7	57,487,232	402,410,624
August 1, 2025 to September 11, 2025	42	58,237,232	2,445,963,744
September 12, 2025 to September 14, 2025	3	58,612,232	175,836,696
September 15, 2025 to September 21, 2025	7	58,662,232	410,635,624
September 22, 2025 to September 30, 2025	9	58,712,232	528,410,088
October 1, 2025 to November 20, 2025	51	58,787,232	2,998,148,832
November 21, 2025 to December 31, 2025	41	58,837,232	2,412,326,512

Total weighted shares: 21,013,459,925
Divide by 365 days in 2025: 21,013,459,925 ÷ 365 = 57,571,123.08

Weighted average shares outstanding, 2025: 57,571,123